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                                                                     EXHIBIT 9.1



             IMPSAT FIBER NETWORKS, INC. 1999 NONSTATUTORY STOCK OPTION PLAN



1. DEFINITIONS

         In this Plan, except where the context otherwise indicates, the following definitions apply:

         1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

         1.2. "Agreement" means a written agreement granting an Option that is executed by the Company and the Optionee.

         1.3. "Board" means the Board of Directors of the Company.

         1.4. "Code" means the Internal Revenue Code of 1986, as amended.


         1.5. "Common Stock" means the common stock, par value $0.01 per share, of the Company.



         1.6. "Company" means IMPSAT Fiber Networks, Inc., a Delaware corporation.


         1.7. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 8.

         1.8. "Date of Grant" means the date on which an Option granted under the Plan.

         1.9. "Director" means a member of the Board of Directors of the Company or any Affiliate.

         1.10. "Eligible Individual" means (i) any Employee or Director or (ii) any consultant or advisor to the Company or an Affiliate who renders bona fide services to the Company or an Affiliate.

         1.11. "Employee" means any employee of the Company or an Affiliate or any person who has been hired to be an employee of the Company or an Affiliate.






         1.12. "Fair Market Value" means the fair market value of a Share as determined by the Board pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that if the Common Stock is traded on the NASDAQ National Market System, the American Stock Exchange or the New York Stock

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Exchange (or any similar organization or agency succeeding such market or exchange's functions of reporting prices), "Fair Market Value" as of any date shall be determined by the Board based on the average of the closing bid and asked prices of a Share for the ten (10) consecutive trading days preceding the given date, as reported on such market or exchange and published in The Wall Street Journal or a comparable reporting or quotation service of national reputation selected by the Board.


         1.13. "Nonstatutory Stock Option" means an Option granted under the Plan that does not qualify as an incentive stock option under Section 422 of the Code.



         1.14. "Option" means an option to purchase Shares granted under the Plan.



         1.15. "Option Period" means the period during which an Option may be exercised.



         1.16. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Board. The Option Price of any Option shall be subject to adjustment to the extent provided in
Article 10 hereof.



         1.17. "Optionee" means an Eligible Individual to whom an Option has been granted.



         1.18. "Plan" means the IMPSAT Fiber Networks, Inc. 1999 Nonstatutory Stock Option Plan.


2. PURPOSE

         The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

3. ADMINISTRATION

         The Board shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan. The Board shall have plenary authority and discretion, subject to the provisions of the Plan, to determine which Eligible Individuals shall be granted Options, the time or times at which Options are granted and the terms (which terms need not be identical) of all Options including, but not limited to, the Option Price, the number of Shares subject to an Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which may be exercised and any other restrictions on Options. In making these determinations, the Board may take into account the nature of the services rendered by the Eligible Individuals, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of the Plan, the Board shall have plenary authority to construe


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and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Board on the matters referred to in this Article 3 shall be binding and final.

4. ELIGIBILITY

         Options may be granted only to Eligible Individuals. No Eligible Individual shall be granted Options totaling more than [ ]% of the total number of Shares issuable under the Plan.

5. STOCK SUBJECT TO THE PLAN


         5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan is 355,214 Shares.


         5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares that had been subject to such Option shall become available for the grant of additional Options.


6. OPTIONS

         6.1 Options granted under the Plan shall be Nonstatutory Stock Options. Each Option granted under the Plan shall be clearly identified as a Nonstatutory Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Board may specify.


         6.2 The Option Period for Options granted to Eligible Individuals shall be determined by the Board and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years from its Date of Grant.


7. EXERCISE OF OPTIONS

         7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Board may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

         7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Board, in its sole discretion, may provide in an Agreement that part or all of such


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payment may be made by the Optionee in one or more of the following manners: (a)
by delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise; (b) by delivery on a form prescribed by the Board of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Board to sell Shares and promptly deliver cash to the Company; (c) by delivery of a promissory note as provided in
Section 7.3 hereof; or (d) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (x) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus
(y) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (x) above relating to whole number of Shares.

         7.3. To the extent provided in an Agreement and permitted by applicable law, the Board may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof; provided, however, that in no event may the Board accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Board, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Board.


8. RESTRICTIONS ON TRANSFER

         Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Company at the time such Shares are acquired, (ii) as the Board shall deem appropriate and (iii) as are required by applicable law.

9. CAPITAL ADJUSTMENTS

         In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Board shall provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price, or (iii) the aggregate number and class of Shares that may be issued under the Plan.


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10. TERMINATION OR AMENDMENT

         The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations and (ii) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted nor any Shares issued under the Plan during any suspension or after termination of the Plan.

11. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS; SUBSTITUTED OPTIONS

         11.1. Subject to the terms and conditions of the Plan, the Board may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Any such substituted Options may specify a lower exercise price than the surrendered options and stock appreciation rights, a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Option.

         11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12. EFFECTIVENESS OF THE PLAN

         The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board.


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
13. WITHHOLDING

         The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Board, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment,
(ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Company already owned and unencumbered Shares.

14. TERM OF THE PLAN


         Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate on ______________, 2010, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.


15. INDEMNIFICATION OF BOARD

         In addition to such other rights of indemnification as they may have as Directors, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Right granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16. GENERAL PROVISIONS

         16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Board, except as expressly provided in the Plan.

         16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

         16.3. The adoption of this Plan shall not be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.


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         16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

         16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

         16.6. The Board may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Board may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Board deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

         16.7. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Board, the approval of all regulatory bodies deemed necessary by the Board, and without complying to the Board's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Board.

                                     *** ***


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OPTION NO.
OPTIONEE
DATE OF GRANT


OPTION PRICE                          $1.69

COVERED SHARES


                          IMPSAT FIBER NETWORKS, INC.
                       1999 NONSTATUTORY STOCK OPTION PLAN



                                      * * *

                       NONSTATUTORY STOCK OPTION AGREEMENT

         1. DEFINITIONS. In this Agreement, except where the context otherwise indicates, the following definitions apply:

                  1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation").

                  1.2. "Agreement" means this Nonstatutory Stock Option
Agreement.

                  1.3. "Board" means the Board of Directors of the Company.

                  1.4. A "Change of Control" means the occurrence of any of the following events after the Date of Grant: (i)(a) prior to the occurrence of a Public Market, the Existing Stockholders ultimately "beneficially own" (as defined in Rule 13d-3 of the Exchange Act) Voting Stock representing less than 50% of the total outstanding Voting Stock of the Company on a fully diluted basis and (b) after the occurrence of a Public Market, any "person" or "group" (as defined in Section 13(d) and 14(d) of the Exchange Act) together with their Affiliates becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of the Company representing more than 30% of the voting power of the total Voting Stock of the Company and such ownership is greater than the voting power of the Voting Stock of the Company ultimately held by the Existing Shareholders; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) individuals who on the Date of Grant constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Date of Grant or whose election or nomination for election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  1.5. "Code" means the Internal Revenue Code of 1986, as amended.


                  1.6. "Common Stock" means the common stock, par value $0.01 per share, of the Company.



                  1.7. "Company" means IMPSAT Fiber Networks, Inc.


                  1.8. "Covered Shares" means the number of Shares subject to the Option set forth as the "Covered Shares" on page 1 of this Agreement.

                  1.9. "Date of Exercise" means the date on which the Company receives notice pursuant to Section 4.1 of the exercise, in whole or in part, of the Option.

                  1.10. "Date of Expiration" means the date on which the Option shall expire, which shall be the earliest of the following times:

                           (a) the date on which the Optionee's Employment is

terminated by the Company or any Affiliate for Good Cause;

                           (b) thirty (30) days after the termination of the
Optionee's Employment by reason of resignation;

                           (c) one hundred eighty (180) days after the
termination of the Optionee's Employment by reason of retirement, death or Disability;

                           (d) one hundred eighty (180) after the date the
Optionee's Employment is terminated by the Company or any Affiliate other than for Good Cause, or

                           (e) eight (8) years after the Date of Grant.

                  1.11. "Date of Grant" means the date set forth as the "Date of Grant" on page 1 of this Agreement.

                  1.12. "Disability" means (i) incapacity due to physical or mental illness or injury where the Optionee shall have been absent from his full time duties at the Company for four (4) consecutive months; or (ii) the Optionee's health should become impaired to an extent that makes the continued performance of his duties at the Company hazardous to his physical or mental health or his life, provided that the Optionee shall have furnished the Company with a written statement from a qualified doctor to such


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effect and provided further, that, at the Company's request made within thirty
(30) days of the date of such written statement, the Optionee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to the Optionee or the Optionee's doctor and such doctor shall have concurred in the conclusion of the Optionee's doctor.

                  1.13. "Employment" means the Optionee's employment with the Company and its Affiliates, including service as a director.

                  1.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.15. "Existing Stockholders" means: (i) Mr. Enrique Pescarmona, Mrs. Silvia Monica Pescarmona de Baldini, Mrs. Liliana Pescarmona de Mayol, Mr. Roberto Vivo and Mr. Ricardo Verdaguer; (ii) a parent, brother or sister of any of the individuals named in clause (i); (iii) the spouse of any individual named in clause (i) or (ii); (iv) the lineal descendants of any person named in clauses (i) through (iii); (v) the estate or any guardian, custodian or other legal representative of any individual named in clauses (i) through (iv); (vi) any trust established solely for the benefit of any one or more of the individuals named in clauses (i) through (v); (vii) Corporacion IMPSA, S.A.; (viii) any Person in which all of the equity interests are owned, directly or indirectly, by any one or more of the Persons named in clauses (i) through (vii); (ix) Princes Gate Investors II, L.P. or any Affiliate thereof; and (x) Morgan Stanley Global Emerging Markets Private Investment Fund, L.P. or any Affiliate thereof.

                  1.16. "Fair Market Value" means the fair market value of a Share as determined by the Board pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that if the Common Stock is traded on the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange (or any similar organization or agency succeeding such market or exchange's functions of reporting prices), "Fair Market Value" as of any date shall be determined based on the average of the closing bid and asked prices of a Share for the ten (10) consecutive trading days preceding the given date, as reported on such market or exchange and published in The Wall Street Journal or a comparable reporting or quotation service of national reputation selected by the Board.

                  1.17. "Good Cause" means a termination based on an Optionee's
(i) willful misconduct or gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of the Optionee's material duties and responsibilities for the Company; (2) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company, which adversely affects the operations, prospects or reputation of the Company; or (3) conviction of a felony or other crime involving moral turpitude.

                  1.18. "Option" means the nonstatutory stock option granted to the Optionee in Section 2 of this Agreement.


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                  1.19. "Option Price" means the dollar amount per Share set forth as the "Option Price" on page 1 of this Agreement.

                  1.20. "Optionee" means the person identified as the "Optionee" on page 1 of this Agreement.


                  1.21. "Plan" means the IMPSAT Fiber Networks, Inc. 1999 Nonstatutory Stock Option Plan.


                  1.22. "Public Equity Offering" means an underwritten primary public offering of Common Stock that is broadly distributed to the public pursuant to an effective registration statement under the Securities Act and after which the Common Stock is listed or quoted for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

                  1.23. "Public Market" means, and shall be deemed to exist, if
(i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding (not fully diluted) Common Stock has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  1.24. "Securities Act" means the Securities Act of 1933, as amended.

                  1.25. "Share" means a share of Common Stock.

         2. GRANT OF OPTION. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee the Option to purchase from the Company that number of Shares equal to the Covered Shares, exercisable at the Option Price.

         3. TERMS OF THE OPTION.

                  3.1. Type of Option. The Option is intended to be a nonstatutory stock option, and is not an incentive stock option within the meaning of Section 422 of the Code.

                  3.2. Exercise Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares), to the extent that the Option has vested and has not been previously exercised with respect to such Covered Shares.

                  3.3. Vesting Schedule.


                           (a) On each of the fourth, fifth, sixth and seventh
anniversaries of the Date of Grant, the Option shall vest as to ten percent, twenty percent, thirty percent and forty percent respectively, of the Covered Shares,


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
rounded up to the nearest whole number of Shares (or, if less, the remainder of the Covered Shares with respect to which the Option has not yet vested).

                           (b) Notwithstanding the provisions of Section 3.3(a),
(i) any unvested portion of the Option set forth in said Section 3.3(a) shall vest in full upon a Change of Control and (ii) no part of the Option shall vest after the date of termination for any reason of the Optionee's Employment.

         4. EXERCISE.

                  4.1. Notice. The Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Board may from time to time prescribe, accompanied by (i) full payment of the Option Price with respect to that portion of the Option being exercised and (ii) any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. Options may be exercised only with respect to whole numbers of Shares. Until the Board notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

                  4.2. Payment of the Option Price. Upon exercise of the Option, the Optionee shall pay the Option Price and any applicable withholding tax amounts in cash. With the prior written approval of the Board, which approval shall be in the Board's sole discretion, the Optionee may also pay the Option Price, in whole or in part, by delivering duly endorsed certificates representing, or duly executed stock transfer instruments in respect of, a whole number of Shares having an aggregate value on the Date of Exercise (determined based on the Fair Market Value) not more than the portion of the Option Price being paid by delivery of such Shares, or in a combination of cash and Shares. Notwithstanding the preceding sentence, no Shares may be used to pay any portion of the Option Price unless those Shares were issued to the Optionee at least six months prior to the Date of Exercise.

         5. RESTRICTIONS ON TRANSFER.

                  5.1. Options. Except by will or the laws of descent and distribution, the Option may not be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void. The Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's legal representative. The terms of the Option shall be binding upon any successor or permitted assignee of the Optionee.

                  5.2. Company Call Right. At any time within one hundred eighty
(180) days following the termination of the Optionee's Employment by the Company or any Affiliate for Good Cause or by the Optionee by reason of resignation (but only prior to the existence of a Public Market), the Company shall have the right (the "Call Right") to elect to repurchase, and cause the Optionee to sell to the Company, all or any portion of the Covered Shares held by the Optionee (or his estate or designated beneficiary in the event of his death following his termination of Employment) in accordance with this


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
Section 5.2. Each exercise of the Call Right shall be effected by giving the Optionee written notice of the Company's election to exercise the Call Right, which notice shall be delivered in accordance with Section 11 hereof and shall set forth (a) the number of Covered Shares with respect to which the Call Right is then being exercised and (b) the proposed closing date for the sale and purchase of the relevant Covered Shares, which shall be a date not less than ten
(10) business days following the effective date of delivery of such written notice (the "Call Right Closing"). The purchase price per Covered Share with respect to which the Call Right is exercised shall be the Option Price plus an amount equal to interest on the Option Price at the rate of six percent (6%) per annum, compounded annually, calculated from the Date of Grant to the date of the Call Right Closing. At the Call Right Closing, the Optionee (or his estate or designated beneficiary) shall deliver duly endorsed certificates representing, or duly executed stock transfer instruments in respect of, the number of Covered Shares with respect to which the Call Right is being exercised, and the Company shall pay the purchase price for such shares to the Optionee (or his estate or designated beneficiary) in cash or by wire transfer in immediately available funds.

                  5.3. Securities Act. The Optionee understands that this Option and the Covered Shares have not been registered under the Securities Act or any state or other jurisdiction's securities laws, and upon exercise of the Option the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or exemptions from such registration requirements are available. The Optionee is further aware that the Company is under no obligation to register the Option or the Covered Shares under the Securities Act or any state or other jurisdiction's securities laws or to assist the Optionee in complying with any such registration requirements. The Optionee represents that it is an "accredited investor," as such term is defined in Rule 501 under the Securities Act.

         6. CAPITAL ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), reclassification, reincorporation, liquidation or similar change in corporate structure, the Board shall, in its discretion, provide for a substitution for or adjustment in (i) the number and class of Covered Shares and (ii) the Option Price.

         7. INVESTMENT INTENT; LEGENDS.

                  7.1. Representations. The Optionee agrees that, upon the issuance of any Shares upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee
(i) has received and reviewed a copy of the Plan; (ii) is capable of evaluating the merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment; (iii) has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Company; and (iv) is acquiring the Shares for investment only and not with a view to resale or other distribution thereof. The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with this Agreement and the transactions contemplated hereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company's business operations and prospects, the lack of a public market for the Shares, and the limitations on the transferability of the Option and the Shares.

                  7.2. LEGENDS. The Optionee agrees that the certificates evidencing the Shares issued upon exercise of the Option may include any legend which the Board deems appropriate to reflect any transfer or other restrictions contained in the Plan, this Agreement or the Securities Act or to comply with other applicable laws.

         8. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Covered Shares until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement. Except as provided in Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         9. EMPLOYMENT. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

         10. SUBJECT TO THE PLAN. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Board pursuant to the Plan.

         11. NOTICE. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company to:


         IMPSAT Fiber Networks, Inc.
         Alferez Pareja 256
         1107 Buenos Aires, Argentina
         Attention:  President
         Facsimile:  011-54114-307-1525


If to the Optionee, to the address set forth beneath the Optionee's signature on the signature page hereof.

             All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 11.


             IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the Date of Grant.



ATTEST:                           IMPSAT FIBER NETWORKS, INC.



                           By:



Accepted and agreed to as of the Date of Grant.




             Optionee:
             Address:

                                    EXHIBIT A


                               EXERCISE OF OPTION
Board of Directors
IMPSAT Fiber Networks, Inc.
Alferez Pareja 256
1107 Buenos Aires, Argentina


Ladies and Gentlemen:


             The undersigned, the Optionee under the Nonstatutory Stock Option Agreement identified as Option No. ______ (the "Agreement"), granted pursuant to the IMPSAT Fiber Networks, Inc. 1999 Nonstatutory Stock Option Plan (the "Plan"), hereby irrevocably elects to exercise the option granted in such Agreement (the "Option") to purchase ________ [whole numbers only] shares of Common Stock, par value $0.01 per share, (the "Shares") of IMPSAT Fiber Networks, Inc. (the "Company"), and herewith makes payment of $_________ in cash.


             The Optionee hereby represents and warrants as follows:

             1. The Optionee has received and reviewed a copy of the Plan;

             2. The Optionee is capable of evaluating the merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment;

             3. The Optionee has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Company; and

             4. The Optionee is acquiring the Shares for investment only and not with a view to resale or other distribution thereof.

             The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with the Agreement and the transactions contemplated thereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company's business operations and prospects, the lack of a public market for the Shares, and the limitations on the transferability of the Option and the Shares.

Dated: _____________________                 ___________________________
                                               (Signature of Optionee)


Date Received by
IMPSAT Fiber Networks, Inc.: ___________________
Received by: __________________________